Exhibit 99.2

BAD TOYS HOLDINGS, INC.

PRO FORMA COMBINED BALANCE SHEET

September 30, 2004 (unaudited) and December 31, 2003 (unaudited)

ASSETS

	(unaudited) September 30, 2004	(unaudited) December 31, 2003
CURRENT ASSETS
Cash	$377,517	$99,990
Investments	9,102,000	—
Accounts receivable - Trade	9,760,731	6,770,054
Inventory	1,001,771	315,017
Prepaid expenses	549,240	1,133,992

TOTAL CURRENT ASSETS	20,791,259	8,319,053
FIXED ASSETS
Buildings	722,399	621,449
Furniture & fixtures	271,347	74,841
Equipment	2,210,918	1,742,306
Vehicles	2,983,693	2,323,258
Leasehold improvements	166,561	55,394

	6,354,918	4,817,248
Less: Accumulated depreciation	(3,162,137)	(2,725,921)

	3,192,781	2,091,327
OTHER ASSETS
Prepaid insurance and deposits	885,677	577,544
Trademarks & patents	25,354	—
Note receivable	3,322,140	2,662,361
Goodwill	77,000	—
Other assets	406,092	247,004

	4,716,263	3,486,909

	$28,700,303	$13,897,289

See accompanying notes and accountant’s report.

BAD TOYS HOLDINGS, INC.

PRO FORMA COMBINED BALANCE SHEET

September 30, 2004 (unaudited) and December 31, 2003 (unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2004	December 31, 2003
CURRENT LIABILITIES
Accounts payable	$1,601,384	$928,742
Accounts receivable line of credit	2,291,462	1,685,888
Bank overdrafts	372,293	233,124
Accrued wages	685,409	626,136
Accrued warranty	15,000	—
Accrued and withheld taxes	2,481,380	2,101,914
Other liability	543,421	1,609,385
Deferred tax liability	1,500,000	—
Current portion of Notes payable	1,611,648	397,428

TOTAL CURRENT LIABILITIES	11,101,997	7,582,617
LONG-TERM DEBT
Notes payable - officer	1,308,015	305,838
Notes payable	4,591,874	1,039,595

	5,899,889	1,345,433

TOTAL LIABILITIES	17,001,886	8,928,050
STOCKHOLDERS’ EQUITY
Preferred stock	818,888	818,888
Common stock	108,850	74,302
Additional contributed capital	4,076,938	1,926,498
Retained earnings	1,625,285	2,149,551
Accumulated other comprehensive income	5,068,456	—

	11,698,417	4,969,239

	$28,700,303	$13,897,289

BAD TOYS HOLDINGS, INC.

PRO FORMA COMBINED STATEMENTS OF INCOME

Three Months and Nine Months Ended September 30, 2004 (unaudited) and December 31, 2003 (unaudited)

	(unaudited) Three Months Ended September 30, 2004	(unaudited) Nine Months Ended September 30, 2004	(unaudited) December 31, 2003
REVENUES	$14,419,614	$30,039,939	$30,352,052
EXPENSES
Payroll and employee benefits	4,859,774	13,177,748	12,472,252
Provision for doubtful accounts	6,149,651	7,219,095	7,539,752
Manufacturing	131,651	71,965	215,072
Sales and marketing	29,228	29,228	—
Depreciation	88,800	290,400	675,147
Amortization	1,918,912	1,918,912	—
Other operating expenses	3,197,591	8,095,204	8,602,004

	16,375,607	30,802,552	29,504,227

OPERATING INCOME/(LOSS)	$(1,955,993)	(762,613)	847,825

OTHER INCOME (EXPENSE)
Interest income	154	2,143	31,774
Interest expense	(220,136)	(496,522)	(376,993)

Total other income/(expense)	(219,982)	(494,379)	(345,219)

INCOME/(LOSS) BEFORE TAX PROVISION	(2,175,975)	(1,256,992)	502,606

TAX PROVISION	639	639	—

NET INCOME/(LOSS) FROM OPERATIONS	$(2,175,336)	$(1,256,353)	$502,606

Unrealized gain on securities	5,068,456	5,068,456	—

NET COMPREHENSIVE INCOME/LOSS	2,893,120	3,812,103	502,606

NET INCOME/(LOSS) PER SHARE	$0.11	$0.15	$0.07
AVERAGE SHARES OUTSTANDING	25,570,926	25,570,926	7,430,200

BAD TOYS HOLDINGS, INC.

PRO FORMA COMBINED STATEMENT OF CASH FLOWS

Nine Months Ended September 30, 2004 (unaudited) and Years Ended 2003 (unaudited)

	(unaudited) Nine Months Ended September 30, 2004	(unaudited) December 31, 2003
CASH FLOWS FROM OPERATION ACTIVITIES
Net Income/(Loss)	(1,417,585)	502,606
Adjustments to reconcile Net (Loss) to Net Cash provided from operating activities:
Depreciation and amortization	2,215,304	692,847
Stock for services	1,588,299

Changes in Assets and Liabilities
Accounts receivable	(2,871,653)	(743,390)
Prepaid expenses	710,495	(100,492)
Other Assets	152,233	(88,130)
Accounts payable	309,545	(249,716)
Accrued wages	53,196	—
Other liabilities and withheld taxes	(93,913)	118,738

CASH FLOWS FROM OPERATING ACTIVITIES	645,921	132,463

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed assets	(3,371,185)	(437,841)
Reduction in other assets	81,708
Purchase of investments	(2,533,544)
Notes receivable-net	(659,779)	—

CASH FLOWS USED IN INVESTING ACTIVITIES	(6,482,800)	(437,841)

CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable - officer - net change	1,082,177	143,185
Shareholder debt converted to common stock		260,000
Proceeds from sale of stock	50,000
Notes Payable - net changes	4,982,229	(153,747)

CASH FLOWS PROVIDED FROM/ (USED IN) FINANCING ACTIVITIES	6,114,406	249,438

NET CASH INCREASE/(DECREASE)	277,527	(55,940)

CASH AT BEGINNING OF PERIOD	99,990	155,930

CASH AT END OF PERIOD	$377,517	$99,990

See	accompanying notes and accountant’s report.

BAD TOYS HOLDINGS, INC.

PRO FORMA COMBINED STATEMENT CHANGES OF STOCKHOLDERS’ EQUITY

September 30, 2004 (unaudited) and December 31, 2003 (unaudited)

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID IN CAPITAL	RETAINED EARNINGS/ DEFICIT	Accumulated Other Comprehensive Income	TOTAL
	SHARES	AMOUNT	SHARES	AMOUNT
Balance at beginning of period - January 1, 2003	908,888	$908,888	6,010,200	$60,102	$1,283,698	$(2,099,370)	$—	$153,318
Conversion preferred to common	(90,000)	$(90,000)	900,000	$9,000	$81,000			0
Conversion debt to common			400,000	$4,000	$196,000			200,000
Stock issued Bad Boyz Toyzz acquisition			120,000	1,200	58,800			60,000
Southland pro forma adjustments					307,000	3,746,315		4,053,315
Net loss						502,606	—	502,606
	—	—	—	—	—	—	—	0

Balance December 31, 2003	818,888	818,888	7,430,200	74,302	1,926,498	2,149,551	—	4,969,239
Chambers acquisition			100,000	1,000	99,000			100,000
Stock issued for services			2,245,000	22,450	1,507,849			1,530,299
Conversion of debt to common			800,000	8,000	72,000			80,000
Stock issued for fixed assets			35,000	350	34,650			35,000
Stock sales			51,934	519	49,481			50,000
Stock issued for finance package			222,816	2,229	387,460			389,689
Southland pro forma adjustments						(4,336,369)		(4,336,369)
Net comprehensive income/loss	—	—	—	—	—	3,812,103	5,068,456	8,880,559

Balance September 30, 2004	818,888	$818,888	10,884,950	$108,850	$4,076,938	$1,625,285	$5,068,456	$11,698,417

See accompanying notes and accountant’s report.

BAD TOYS HOLDINGS. INC.

Notes to Pro Forma Combined Financial Statements

September 30, 2004 (unaudited) and

December 31, 2003 (unaudited)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Bad Toys Holdings, Inc. (the “Company”) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The Pro Forma Combined financial statements represent a combination of Bad Toys Holdings, Inc., its wholly owned subsidiaries Bad Boyz Toyzz, Inc., American Eagle Motorcycle Company, Inc., and Southland Health Services, Inc. and subsidiaries as if the Capital Stock Purchase Agreement has been consummated at the beginning of the periods presented. All significant inter-company accounts have been eliminated in consolidation.

Nature of Operations

In February 2005, the Company purchased Southland Health Services, Inc, which provides ambulance services in seven states. The purchase was effective December 1, 2004. The Company operates two divisions. The Southland Division provides emergency and non-emergency ambulance services in seven Southeastern stats. The Bad Toys Division manufactures and retails units and component parts in the motorcycle, hot rod and sprint car industries.

Southland Healthcare Services, Inc. is a regional medical transportation provider. Southland Health Services, Inc. a Delaware corporation, with corporate offices located in Vernon, Alabama, was formed in 2003 to be a provider of health care services including emergency and non-emergency ambulance service and related medical transportation services such as wheelchair van and stretcher van service. Southland has over 950 full and part time employees and provides over 130,000 medical transports annually. Southland currently serves approximately 200 communities in 7 states. The company operates primarily within the southeast region of the United States. Southland operates in Mississippi, Alabama, Louisiana, Florida, Tennessee, Virginia and Kansas. Southland intends to develop and expand contractual relationships in current and new markets. The ambulance operations operate under the brand name “Emergystat”. During fiscal 2005, the Company provided emergency medical services to approximately 105,000 patients in more than 200 communities.

BAD TOYS HOLDINGS. INC.

Notes to Pro Forma Combined Financial Statements

September 30, 2004 (unaudited) and

December 31, 2003 (unaudited)

The Company operates a custom motorcycle manufacturing and service facility and a custom auto restoration and fabrication shop in Kingsport, Tennessee. The Company offers retail parts and product sales as well as motorcycle service to its customers seven days a week. The Company also owns American Eagle Manufacturing Company, Inc., a motorcycle manufacturing facility in Oceanside, California where it is developing a line of standardized motorcycles for resale through dealers. The Company owns Bad Boyz Toyzz, Inc., which provides brokerage services for custom cars and motorcycles.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are recorded net of allowances for expected losses. The allowance is estimated based on historical experience. The Company’s accounts receivable can be classified into five categories – Medicare, Medicaid, private insurance, private pay and trade receivables.

Property and Equipment

Property and equipment are carried at cost. For financial statement purposes, depreciation is computed using the straight-line method. For federal and state income tax purposes, depreciation is calculated at accelerated rates as allowed by current tax laws. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for normal operational maintenance and repairs are charged to expense as incurred.

Depreciation of property and equipment is provided using rates based on the following useful lives:

Years
Leasehold Improvements	5 years
Machinery and Equipment	3 to 10 years
Furniture and Fixtures	3 to 10 years
Buildings	39 years

BAD TOYS HOLDINGS. INC.

Notes to Pro Forma Combined Financial Statements

September 30, 2004 (unaudited) and

December 31, 2003 (unaudited)

Inventories

Inventories are stated at a lower of standard cost (which approximates average cost) or market.

Advertising Costs

Advertising costs are expensed as incurred.

Concentration of Credit Risk

The Company is engaged in the manufacture and servicing of highly customized motorcycles. The sales revenues are primarily derived from an area encompassing a two hundred mile radius of Kingsport, Tennessee. The Company performs credit evaluations of customers in the rare cases where credit is granted and generally requires no collateral from its customers.

The Health Service division operates in Alabama, Florida, Louisiana, Tennessee, Virginia, Kansas and Mississippi. Over 60% of the Company’s revenues consist of billings to Medicare and Medicaid and approximately 23% of the Company’s billing is to private insurance accounts. As such, the Company feels its overall credit risk is limited to those customers who are private pay and make up less than 17% of the Company’s overall revenue and therefore is very limited.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.